SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  February 25, 1998
                                                      -----------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                 (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California          90245
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(Address of Principal Executive Offices)                        (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.







On February 25, 1998 the following news release was issued:



                        Unocal replaces 101% of 1997 oil,
                      gas production through the drill bit
                      -------------------------------------



         El Segundo, Calif., Feb. 25, 1998 - Unocal Corporation today said it replaced 101 percent of its 1997 worldwide oil and gas production "through the drill bit" with new proved reserves from the company's aggressive exploration and development program in Central and Southeast Asia.

         Unocal's drilling program replaced 160 percent of its international production on a barrel-of-oil equivalent (BOE) basis in 1997, bringing the company's international reserves to 1.06 billion BOE. This represents 65 percent of the company's 1.6 billion BOE in reserves at year-end 1997.

         The company's worldwide replacement rate excludes revisions, purchases and sales that reduced reserves by more than 23 million BOE (MMBOE). With these categories included, the worldwide reserve replacement rate in 1997 totaled 89 percent.

         "Our reserve replacement through the drill bit, including discoveries, extensions and improved recovery, added more than 194 MMBOE in reserves," said Roger C. Beach, Unocal chairman and chief executive officer. "More than 80 percent of these new reserves were outside the U.S., including major oil and gas additions in Azerbaijan, Thailand, Indonesia, and Myanmar. About 117 MMBOE, or 60 percent of these new reserves from drilling, were crude oil."

         Not included in the reserve additions were the recent oil and gas discoveries on the Merah Besar prospect in the deepwater area offshore Indonesia, gas discoveries in the Moragot field in the Gulf of Thailand, and a gas discovery on Block B offshore Vietnam. The reserves also do not include a net additional 27 MMBOE that are expected to accrue to the company from the proposed exchange of certain oil and gas assets in Canada for common stock and debt of Tarragon Oil and Gas Limited.

          "We are hopeful that additional delineation drilling in Indonesia and Thailand, as well as our deepwater exploration efforts in the Gulf of Mexico, will add significant additional reserves over the next few years," Beach said. "In the Gulf of Mexico deepwater alone, we have stated a goal of adding 400 MMBOE by 2002."

         Unocal's net reserve additions in 1997 gave the company total reserves of 1.63 billion BOE at year-end.

INTERNATIONAL RESERVES GROWTH
         Unocal's drilling program added 160 MMBOE to its international reserves during 1997. International reserves account for more than 65 percent of total reserves, compared with 60 percent a year ago. The company replaced through the drill bit 107 percent of its international natural gas production and 231 percent of its international oil production.

     Beach noted that the international additions reflect the anticipated Phase 1 production from AIOC in Azerbaijan, development of the Pailin field and additional delineation work in Thailand, and the addition of the Badamyar field to the Yadana field development in Myanmar. The company also added reserves through a farm-in to the Jalalabad gas field in Bangladesh, which is expected to begin production later this year.

         "We have a significant potential resource base, particularly in Thailand and Indonesia, to draw upon for future reserve growth," Beach said. He noted that successful drilling so far in the deepwater areas offshore Indonesia indicate that the company's blocks there could have significant resource potential.

U.S. OPERATIONS
         Spirit Energy 76, Unocal's Lower 48 U.S. exploration and production unit, recorded a reserve replacement rate of 44 percent in 1997 through the drill bit. In total, Spirit Energy added 29 MMBOE from discoveries and extensions.

         "The reserve replacement rate for Spirit Energy in 1997 was disappointing, but not unexpected given our past emphasis on promoting existing proved, undeveloped reserves," Beach said. "We have now shifted our strategy to aggressive exploration."

         Beach said that Spirit Energy's new management team conducted an extensive assessment of its properties and prospects that resulted in downward revisions in reserves. This assessment established solid reserve baseline that Spirit Energy can use to measure its future exploration progress.

         Beach added that a review of Spirit Energy's new exploration team's efforts over the past four months shows the business unit is on track with its growth plan. "We expect to be able to replace 100 percent of our 1998 production with new reserves from the shelf and onshore areas in the Gulf of Mexico at significantly lower finding costs,"

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

Beach said.

         Unocal is a leading global energy resource and project development company, with major oil and gas exploration and production activities in Asia, the U.S. Gulf of Mexico and Latin America. The company maintains twin headquarters in California and Malaysia, and has major offices in Singapore, Jakarta, Bangkok, Sugar Land, Texas, and Lafayette, Louisiana.

         Forward-looking statements, including estimates of future production, reserve additions and resource potential in this news release involve risks and uncertainties and are based on assumptions concerning market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially.

         For more information about Unocal and its activities, visit Unocal's website at www.unocal.com.

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


                               UNOCAL CORPORATION
                     CRUDE OIL AND NATURAL GAS RESERVE DATA

ESTIMATED PROVED RESERVES OF CRUDE OIL, CONDENSATE AND NATURAL GAS
------------------------------------------------------------------

                                                                         Oil
                                              Crude Oil  Natural Gas  equivalent
                                               (MMbbls)     (bcf)      (MMBOE)
                                       ------------------------- ---------------
1997 beginning reserves .................         513        6,795        1,646
    Discoveries/extensions ..............         113          459          189
    Improved recovery ...................           4            5            5
    Revisions ...........................         (26)         (57)         (35)
    Purchases ...........................           2          121           22
    Sales ...............................          (1)         (52)         (10)
Production ..............................         (72)        (721)        (192)
1998 beginning reserves* ................         533        6,550        1,625

*INCLUDES HOST COUNTRY SHARE FOR
INDONESIA, YEMEN AND DEMOCRATIC
REPUBLIC OF CONGO OF: ...................          58          444          132

ESTIMATED PROVED RESERVES BY GEOGRAPHIC AREA (MILLIONS OF BOE)
--------------------------------------------------------------

                                                            Spirit Energy     Other            Far            Other
                                                                76             U.S.           East        International        Total
                                                           --------------- --------------- -------------- ----------------- --------
1997 beginning reserves ............................            484             181             842             139           1,646
    Discoveries/extensions .........................             29               1              88              71             189
    Improved recovery ..............................              2               2               1              --               5
    Revisions ......................................            (35)             (6)             12              (6)            (35)
    Purchases ......................................              5              --              --              17              22
    Sales ..........................................             (9)             --              --              (1)            (10)
Production .........................................            (70)            (22)            (87)            (13)           (192)
1998 beginning reserves* ...........................            406             156             856             207           1,625

*INCLUDES HOST COUNTRY SHARE FOR
INDONESIA, YEMEN AND DEMOCRATIC
REPUBLIC OF CONGO OF: ..............................             --              --             126               6             132

NOTE: FAR EAST INCLUDES  THAILAND,  INDONESIA AND MYANMAR.  OTHER  INTERNATIONAL
INCLUDES  AZERBAIJAN,   BANGLADESH,   CANADA,   DEMOCRATIC  REPUBLIC  OF  CONGO,
NETHERLANDS AND YEMEN.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                           UNOCAL CORPORATION
                                              (Registrant)




Date: March 3, 1998                        By:  /s/ JOE D. CECIL
-----------------------                    ------------------------------
                                               Joe D. Cecil
                                           Vice President and Comptroller



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